Exhibit 99.1

Media Contact	Investor Contact
Chris Muller	Tom Morabito
PAETEC	PAETEC
(585) 340-8218	(585) 340-5413
chris.muller@paetec.com	tom.morabito@paetec.com

FOR IMMEDIATE RELEASE

PAETEC and McLeodUSA Adjourn Special Meetings of Stockholders Until February 8, 2008

FAIRPORT, N.Y. (January 30, 2008) – PAETEC Holding Corp. (NASDAQ GS: PAET) and privately owned McLeodUSA Incorporated today announced that each company has adjourned its special meeting of stockholders held today to vote on their proposed merger transaction until February 8, 2008 to provide the stockholders of each company with sufficient time to review a supplement to the joint proxy statement/prospectus concerning the transaction. The supplement, which is being mailed beginning today to holders of record of the common stock of each company as of December 18, 2007, will include information about PAETEC’s recent incremental term loan financing and a recent legal proceeding filed against PAETEC.

PAETEC will reconvene its special meeting on February 8, 2008, at 9:00 a.m., Eastern Time, at The Lodge at Woodcliff located at 199 Woodcliff Drive, Fairport, New York. At the reconvened PAETEC special meeting, holders of PAETEC common stock will be asked to consider and vote upon the proposals set forth in the notice of special meeting of stockholders of PAETEC set forth in the joint proxy statement/prospectus, including the proposal to approve the issuance of PAETEC common stock to the stockholders of McLeodUSA in connection with the merger pursuant to the merger agreement.

McLeodUSA will reconvene its special meeting on February 8, 2008, at 8:00 a.m., Central Time, at the offices of McLeodUSA located at 16479 Dallas Parkway, Suite 700, Bent Tree Towers II, Dallas, Texas. At the reconvened McLeodUSA special meeting, holders of McLeodUSA common stock will be asked to consider and vote upon the matters set forth in the notice of special meeting of stockholders of McLeodUSA set forth in the joint proxy statement/prospectus, including the proposal to approve the transactions contemplated by the merger agreement.

About PAETEC

PAETEC (NASDAQ GS: PAET) is personalizing business communications for medium-sized and large businesses, enterprise organizations, and institutions across the United States. PAETEC offers a comprehensive suite of IP, voice, data and Internet services, as well as enterprise communications management software, network security solutions, CPE, and managed services. For more information, visit www.paetec.com.

About McLeodUSA

McLeodUSA provides managed IP-based communications services to small and medium-sized enterprises, and traditional circuit-switched telephony services to commercial customers in the Midwest, Rocky Mountain, Southwest and Northwest regions of the nation. McLeodUSA delivers a wide variety of broadband IP-based voice and data solutions, targeting primarily small and medium-sized enterprises and multilocation commercial customers. For more information, visit www.McLeodUSA.com.

Additional Information and Where to Find it

PAETEC Holding Corp. has filed with the SEC a registration statement on Form S-4 (File No. 333-148172), which contains a joint proxy statement/prospectus regarding the proposed merger transaction, as well as other relevant documents concerning the transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER DOCUMENTS, INCLUDING THE SUPPLEMENT TO THE JOINT

PROXY STATEMENT/PROSPECTUS, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PAETEC, MCLEODUSA INCORPORATED AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus has been sent to PAETEC’s stockholders seeking their approval of PAETEC’s issuance of shares in the transaction and to McLeodUSA Incorporated stockholders seeking their approval of the merger agreement and the merger transaction. Investors and security holders may obtain a free copy of the registration statement and joint proxy statement/prospectus and other documents filed by PAETEC with the SEC at the SEC’s web site at www.sec.gov. Free copies of PAETEC’s SEC filings are available on PAETEC’s web site at www.paetec.com and also may be obtained without charge by directing a request to PAETEC Holding Corp., One PAETEC Plaza, Fairport, New York 14450, Attn: Investor Relations.

PAETEC and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from PAETEC’s stockholders with respect to the proposed transaction. Information regarding PAETEC’s directors and executive officers is included in its annual report on Form 10-K filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants and their direct or indirect interests in the transaction, by securities holdings or otherwise, is set forth in the registration statement and joint proxy statement/prospectus and other documents filed with the SEC in connection with the proposed transaction.

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This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.